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Exhibit 5.1

[ANDREWS KURTH LLP LETTERHEAD]

December 3, 2004

Cheniere Energy, Inc.
717 Texas Avenue, Suite 3100
Houston, Texas 77002-4102

Ladies and Gentlemen:

        We have acted as counsel for Cheniere Energy, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of up to 5,750,000 shares of common stock, par value $0.003 per share, of the Company (the "Shares"), including 750,000 shares that may be sold pursuant to the exercise of an over-allotment option, pursuant to a registration statement on Form S-3, as amended, File No. 333-111454 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), the related prospectus included therein (the "Prospectus") and the prospectus supplement, dated December 2, 2004 (the "Prospectus Supplement"), filed with the Commission. The Shares are being offered and sold in an underwritten public offering pursuant to an underwriting agreement, dated December 2, 2004, among the Company and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Pritchard Capital Partners LLC (the "Underwriting Agreement").

        In connection with rendering the opinion set forth herein, we have examined and relied upon (i) the Registration Statement, the Prospectus and the Prospectus Supplement, (ii) the restated certificate of incorporation and amended and restated by-laws of the Company, (iii) certain resolutions of the board of directors of the Company certified to us to be true and correct by the Company's secretary and (iv) the Underwriting Agreement. We have also examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary to enable us to render the opinion expressed below. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company and certificates of public officials.

        We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness, and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Austin        Dallas        Houston        London        Los Angeles        New York        The Woodlands        Washington, DC

        On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

        This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the laws of the United States of America insofar as such laws are applicable

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus and the prospectus supplement included in the Registration Statement and to the filing of this letter as an exhibit to, and the incorporation by reference of this opinion into, the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.

                      Sincerely,

                      /s/ Andrews Kurth LLP

                      Andrews Kurth LLP

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  Exhibit 5.1